Washington Mutual Asset-Backed Certificates

WMABS Series 2006‑HE3 Trust

WaMu Capital Corp.

(Manager)

Important Notice About Information Presented in this
Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

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Preliminary Term Sheet                                             Date Prepared:  September 21, 2006

$393,395,000

(+/- 5% Approximate)

Washington Mutual Asset-Backed Certificates WMABS Series 2006‑HE3 Trust

	Principal
Expected Rating
			Assumed Final	Certificate
Class(1,2)	Balance($)	S&P/Moody’s	Distribution Date	Type

I-A(3)	175,828,000	AAA/ Aaa	August 25, 2036	Floating Rate Senior
II-A-1	78,467,000	AAA/ Aaa	August 25, 2036	Floating Rate Senior
II-A-2	20,541,000	AAA/ Aaa	August 25, 2036	Floating Rate Senior
II-A-3	34,078,000	AAA/ Aaa	August 25, 2036	Floating Rate Senior
II-A-4	14,973,000	AAA/ Aaa	August 25, 2036	Floating Rate Senior
M-1	14,601,000	AA+/ Aa1	August 25, 2036	Floating Rate Subordinate
M-2	13,367,000	AA/ Aa2	August 25, 2036	Floating Rate Subordinate
M-3	7,814,000	AA-/ Aa3	August 25, 2036	Floating Rate Subordinate
M-4	6,992,000	A+/ A1	August 25, 2036	Floating Rate Subordinate
M-5	6,581,000	A/ A2	August 25, 2036	Floating Rate Subordinate
M-6	6,169,000	A-/ A3	August 25, 2036	Floating Rate Subordinate
M-7	5,964,000	BBB+/ Baa1	August 25, 2036	Floating Rate Subordinate
M-8	4,730,000	BBB/ Baa2	August 25, 2036	Floating Rate Subordinate
M-9	3,290,000	BBB-/ Baa3	August 25, 2036	Floating Rate Subordinate
B-1(3)	3,290,000	BB+/ Ba1	August 25, 2036	Floating Rate Subordinate
B-2(3)	4,113,000	BB/ Ba2	August 25, 2036	Floating Rate Subordinate
Total	$400,798,000

(1)     The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.   The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M and Class B Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     Not offered hereby.

Depositor:                           WaMu Asset Acceptance Corp.

Sponsor and Seller:              Washington Mutual Mortgage Securities Corp.

Issuing Entity:                     Washington Mutual Asset-Backed Certificates WMABS Series 2006‑HE3 Trust.  The Issuing Entity is also referred to herein as the “Trust.”

Originators:                         The following entities originated at least 10% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of Cut-off Date):  Encore Credit Corp., approximately 66.45% and Lenders Direct Capital Corporation, approximately 24.53%.  No other entity originated more than 10% of the mortgage loans.

Servicer:                             Washington Mutual Bank.

Servicing Fee Rate:              0.50% per annum.

Manager:                             WaMu Capital Corp.

Trustee:                              LaSalle Bank National Association

Delaware Trustee:                Christiana Bank & Trust Company

Trustee Fee Rate:                0.005% per annum.  The Trustee will retain interest earned on amounts in the distribution account prior to any Distribution Date as part of its compensation.

Swap Counterparty:              TBD.

Group I Certificates:             The Class I-A Certificates.

Group II Certificates:            The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:            The Group I Certificates and the Group II Certificates.

Class M Certificates:            The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class B Certificates:            The Class B-1 Certificates and Class B-2 Certificates.

Certificates:                         The Class A, Class M and Class B Certificates.

Federal Tax Status:              The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts for tax purposes.

Registration:                        The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Class B Certificates will be available through the PORTAL system.

Unregistered Securities:       The Class B Certificates will not be registered under the Securities Act of 1933 in reliance on the exemption provided by Rule 144A.  Investors will be deemed to have represented that they are Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A.

Cut-off Date:                        September 1, 2006.

Expected Pricing Date:         Week of September 25, 2006.

Expected Closing Date:        On or about September 27, 2006.

Expected Settlement Date:   On or about September 27, 2006.

Distribution Date:                 The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in October 2006.

Final Scheduled

Distribution Date:                 August 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in August 2036.

Due Period:                         With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:              With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:                 The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:        With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:                 It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:               None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:                      The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:                  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $411,285,690 of which: (i) approximately $223,273,799 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $188,011,891 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Adjusted Net Mortgage

Rate:                                  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Adjusted Net Maximum

Mortgage Rate:                    With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Pass-Through Rate:             With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:                      With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net

WAC Rate:                          With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net

WAC Rate:                          With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net

WAC Rate:                          With respect to any Distribution Date (other than the first Distribution Date) and the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group IMaximum

Cap Rate:                            With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum

Cap Rate:                            With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate

Maximum Cap Rate:             With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate

Carryover Amount:               With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest

Distribution Amount:            With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest

Distribution Amount:            With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Group I Principal

Allocation Percentage:         With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal

Allocation Percentage:         With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II

Principal Distribution

Amounts:                            With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior

Principal Distribution

Amount:                              With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.50% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior

Principal Distribution

Amount:                              With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.50% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization

Target Amount:                    With respect to any Distribution Date:

(i)   prior to the Stepdown Date, 2.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

                                          (a) the lesser of (x) 2.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 5.10% of the current aggregate stated principal balance of the Mortgage Loans; and

                                          (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:                   The earlier to occur of:

(i)   the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in October 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 42.50%.

Credit Enhancement:            Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:    With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized

Amount:                              With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement

Percentage:                         With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency

Trigger Event:                      With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds [40.70]% of the Credit Enhancement Percentage.

Loss Trigger Event:              With respect to any Distribution Date on or after October 2008, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
October 2008 to September 2009	1.35% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
October 2009 to September 2010	3.05% or the first month, plus an additional 1/12th of 1.75% for each month thereafter
October 2010 to September 2011	4.80% for the first month, plus an additional 1/12th of 1.45% for each month thereafter
October 2011 to September 2012	6.25% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
October 2012 to September 2013	7.00% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
October 2013 and thereafter	7.05%

Trigger Event:                      Withrespect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	21.25%	A	42.50%
M-1	17.70%	M-1	35.40%
M-2	14.45%	M-2	28.90%
M-3	12.55%	M-3	25.10%
M-4	10.85%	M-4	21.70%
M-5	9.25%	M-5	18.50%
M-6	7.75%	M-6	15.50%
M-7	6.30%	M-7	12.60%
M-8	5.15%	M-8	10.30%
M-9	4.35%	M-9	8.70%
B-1	3.55%	B-1	7.10%
B-2	2.55%	B-2	5.10%

Realized Losses:                 If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B‑2 Certificates, second to the Class B‑1 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and  eleventh to the Class M-1 Certificates.

Swap Agreement:                 On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 5.100% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event, an Event of Default where the Swap Counterparty is the Defaulting Party or a Termination Event where the Swap Counterparty is the Sole Affected Party, each as will be defined in the Swap Agreement (the “Swap Counterparty trigger event”)), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)   If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)   If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	84,458,353
2	338,771,384	32	80,770,384
3	335,821,625	33	77,280,955
4	332,516,178	34	73,970,107
5	328,710,992	35	70,817,893
6	324,412,443	36	66,873,029
7	323,345,395	37	62,922,955
8	321,682,825	38	61,406,739
9	319,229,052	39	58,687,200
10	315,982,116	40	55,657,854
11	311,830,085	41	52,768,284
12	301,408,283	42	50,020,130
13	288,071,872	43	47,361,725
14	275,490,881	44	44,937,430
15	263,611,265	45	42,623,238
16	252,642,209	46	40,680,422
17	242,567,097	47	38,332,660
18	233,088,787	48	36,409,440
19	224,278,389	49	34,275,755
20	215,950,715	50	32,317,239
21	202,827,282	51	30,519,609
22	185,032,488	52	28,844,709
23	165,828,028	53	27,155,287
24	138,052,233	54	25,588,179
25	127,536,745	55	24,103,272
26	116,229,667	56	23,075,114
27	106,931,728	57	21,480,801
28	99,787,732	58	20,036,129
29	93,924,856	59	18,708,767
30	88,893,254	60	17,520,546

Priority of Distributions:

                                                                                 I.            Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)               To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)             Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group;

iii)            To the Class M-1 Certificates current interest;

iv)            To the Class M-2 Certificates current interest;

v)              To the Class M-3 Certificates current interest;

vi)            To the Class M-4 Certificates current interest;

vii)           To the Class M-5 Certificates current interest;

viii)         To the Class M-6 Certificates current interest;

ix)           To the Class M-7 Certificates current interest;

x)             To the Class M-8 Certificates current interest;

xi)           To the Class M-9 Certificates current interest;

xii)          To the Class B-1 Certificates current interest;

xiii)        To the Class B-2 Certificates current interest;

xiv)         Any interest distribution amounts remaining undistributed following (i) through (xiii) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

                                                                               II.            Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)               To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)             An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iii)            An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

iv)            Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

v)              Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vi)            To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

vii)           To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

viii)         To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

ix)           To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

x)             To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xi)           To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xii)          To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiii)        To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xiv)         To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xv)          To the Class B-1 Certificates until the principal balance thereof is reduced to zero;

xvi)         To the Class B-2 Certificates until the principal balance thereof is reduced to zero;

xvii)       Any Principal Distribution amounts remaining undistributed following (i) through (xvi) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)               To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)             The Group I Principal Distribution Amount will be distributed as follows:

a.       To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.       To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) below, according to the payment priority in clause (B)(iii)(a) below.

iii)            The Group II Principal Distribution Amount will be distributed as follows:

a.       To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.       To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(ii)(a) above.

iv)            The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.       To the Class M-1 Certificates until it reaches a 35.40% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.       To the Class M-2 Certificates until it reaches a 28.90% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.       To the Class M-3 Certificates until it reaches a 25.10% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.       To the Class M-4 Certificates until it reaches a 21.70% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.       To the Class M-5 Certificates until it reaches a 18.50% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.         To the Class M-6 Certificates until it reaches a 15.50% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.       To the Class M-7 Certificates until it reaches a 12.60% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.       To the Class M-8 Certificates until it reaches a 10.30% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.         To the Class M-9 Certificates until it reaches a 8.70% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

j.         To the Class B-1 Certificates, until it reaches a 7.10% Target Credit Enhancement Percentage (based on 2x the Class B-1 Initial Credit Enhancement Percentage);

k.       To the Class B-2 Certificates, until it reaches a 5.10% Target Credit Enhancement Percentage (based on 2x the Class B-2 Initial Credit Enhancement Percentage); and

l.         Any Principal Distribution Amounts remaining undistributed following (a) through (k) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates and the Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

                                                                              III.            Monthly Excess Cashflow:

i)               As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)             Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)            To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)            To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)              To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)            To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)           To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)         To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)           To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)             To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)           To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)          To the Class B-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)        To the Class B-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiv)         Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class B-1 Certificates and lastly to the Class B-2 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)          To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xvi)         Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Todd Swanson	(415) 274-1714
S&P
Todd Niemy	(212) 438-2494

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$411,285,690	$17,962	$1,200,000
Average Scheduled Principal Balance	$222,557
Number of Mortgage Loans	1,848

Weighted Average Gross Coupon	8.164%	5.990%	14.990%
Weighted Average FICO Score	623	0	797
Weighted Average Original LTV	79.97%	10.43%	100.00%
Weighted Average Combined Original LTV	84.45%	10.43%	100.00%
Weighted Average DTI	42.38%	0.00%	55.00%

Weighted Average Original Term	355 months	180 months	360 months
Weighted Average Stated Remaining Term	351 months	169 months	358 months
Weighted Average Seasoning	4 months	2 months	11 months

Weighted Average Gross Margin	5.601%	2.740%	9.490%
Weighted Average Minimum Interest Rate	8.194%	6.000%	11.625%
Weighted Average Maximum Interest Rate	13.932%	11.000%	18.050%
Weighted Average Initial Rate Cap	2.260%	1.000%	3.300%
Weighted Average Subsequent Rate Cap	1.004%	1.000%	2.000%
Weighted Average Months to Roll	21 months	13 months	58 months

Maturity Date		October 1,2020	July 1,2036
Maximum Zip Code Concentration	0.51%	11221

Adj Rate Mortgage	75.74%	Full	50.51%
Fixed Rate Mortgage	24.26%	Limited	4.71%
		Stated	44.78%
ARM—2 Yr/6 Mth	30.42%
ARM—2 Yr/6 Mth IO	17.13%	Cash-Out Refi	65.26%
ARM—3 Yr/6 Mth	0.74%	Purchase	27.41%
ARM—3 Yr/6 Mth IO	0.67%	Rate/Term Refi	7.33%
ARM—5 Yr/6 Mth	0.10%
ARM—5 Yr/6 Mth IO	0.04%	Condominium	6.37%
Balloon—15 Year	2.47%	Planned Unit Development	13.74%
Balloon—2 Yr/6 Mnth	25.83%	Single Family	70.60%
Balloon—3 Yr/6 Mnth	0.63%	Two to Four Family	9.29%
Balloon—30 Year	5.16%
Balloon—5 Yr/6 Mnth	0.18%	Investor	6.95%
Fixed—15 Year	0.25%	Owner-Occupied	92.72%
Fixed—15 Year IO	0.02%	Second Home	0.34%
Fixed—20 Year	0.39%
Fixed—25 Year	0.01%	First Lien	96.18%
Fixed—30 Year	14.28%	Second Lien	3.82%
Fixed—30 Year IO	1.67%
		Top 5 Locations:
Not Interest Only	80.47%	California	39.17%
Interest Only	19.53%	Florida	18.32%
		Illinois	7.05%
Prepay Penalty: N/A	26.07%	New York	5.27%
Prepay Penalty: 6 months	0.11%	Maryland	3.94%
Prepay Penalty: 12 months	5.67%
Prepay Penalty: 24 months	45.24%
Prepay Penalty: 36 months	22.82%
Prepay Penalty: 60 months	0.09%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—50,000.00	87	$3,302,902.45	0.80%	11.033%	263	90.62%	637
50,000.01—100,000.00	270	$20,560,301.78	5.00%	9.821%	311	85.25%	624
100,000.01—150,000.00	319	$39,944,048.44	9.71%	8.753%	339	78.81%	611
150,000.01—200,000.00	304	$53,249,910.17	12.95%	8.357%	352	78.28%	609
200,000.01—250,000.00	239	$53,460,092.06	13.00%	8.078%	356	77.14%	617
250,000.01—300,000.00	187	$51,349,236.16	12.49%	7.914%	356	78.72%	618
300,000.01—350,000.00	123	$39,710,133.66	9.66%	7.795%	355	80.04%	626
350,000.01—400,000.00	105	$39,226,220.97	9.54%	7.960%	356	80.67%	631
400,000.01—450,000.00	67	$28,412,286.48	6.91%	7.589%	356	79.95%	638
450,000.01—500,000.00	54	$25,641,456.15	6.23%	7.734%	356	81.59%	642
500,000.01—550,000.00	36	$18,825,747.90	4.58%	7.734%	357	82.41%	632
550,000.01—600,000.00	20	$11,407,930.83	2.77%	8.293%	356	82.63%	612
600,000.01—650,000.00	15	$9,476,933.88	2.30%	8.051%	356	81.98%	648
650,000.01—700,000.00	11	$7,530,747.71	1.83%	8.249%	357	87.87%	637
700,000.01—750,000.00	5	$3,654,682.13	0.89%	7.854%	357	85.84%	618
750,000.01—800,000.00	2	$1,528,475.40	0.37%	8.058%	357	80.38%	599
850,000.01—900,000.00	1	$898,936.02	0.22%	6.900%	357	75.00%	588
900,000.01—950,000.00	1	$911,640.82	0.22%	7.350%	357	85.00%	624
950,000.01—1,000,000.00	1	$994,006.64	0.24%	7.500%	357	68.62%	547
>= 1,000,000.01	1	$1,200,000.00	0.29%	8.850%	357	57.14%	657
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500—5.999	1	$403,000.00	0.10%	5.990%	357	69.48%	745
6.000—6.499	31	$10,009,833.10	2.43%	6.265%	357	77.01%	659
6.500—6.999	235	$67,976,745.92	16.53%	6.773%	355	75.00%	648
7.000—7.499	188	$50,189,620.79	12.20%	7.242%	356	78.24%	635
7.500—7.999	331	$84,512,176.40	20.55%	7.743%	355	78.67%	626
8.000—8.499	234	$55,712,016.29	13.55%	8.236%	355	80.24%	620
8.500—8.999	258	$58,701,966.28	14.27%	8.740%	356	80.71%	608
9.000—9.499	130	$26,771,086.12	6.51%	9.233%	355	84.91%	599
9.500—9.999	143	$25,452,396.48	6.19%	9.737%	354	81.76%	577
10.000—10.499	58	$9,505,942.95	2.31%	10.259%	343	85.42%	589
10.500—10.999	72	$9,487,265.85	2.31%	10.687%	316	87.18%	607
11.000—11.499	61	$5,309,721.68	1.29%	11.230%	272	94.40%	648
11.500—11.999	45	$3,446,269.23	0.84%	11.756%	248	99.13%	651
12.000—12.499	29	$1,840,495.64	0.45%	12.179%	240	96.93%	626
12.500—12.999	20	$1,345,262.73	0.33%	12.730%	190	100.00%	627
13.000—13.499	6	$287,674.46	0.07%	13.203%	226	99.00%	604
13.500—13.999	1	$33,929.73	0.01%	13.500%	173	100.00%	626
>= 14.000	5	$300,286.00	0.07%	14.747%	174	100.00%	664
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 399	1	$123,231.73	0.03%	8.650%	355	80.00%	0
500—524	89	$15,880,207.27	3.86%	9.230%	355	71.93%	515
525—549	155	$33,657,848.76	8.18%	8.912%	355	72.94%	538
550—574	162	$34,586,711.57	8.41%	8.613%	356	77.47%	564
575—599	250	$58,446,595.61	14.21%	8.158%	355	78.93%	587
600—624	325	$73,309,385.03	17.82%	8.003%	353	81.53%	612
625—649	337	$73,240,255.23	17.81%	7.941%	348	81.33%	638
650—674	235	$51,118,203.41	12.43%	7.982%	347	80.99%	661
675—699	134	$30,888,628.34	7.51%	7.971%	347	82.99%	685
>= 700	160	$40,034,622.70	9.73%	7.812%	346	83.80%	733
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—49.99	63	$9,336,727.89	2.27%	7.801%	352	39.87%	595
50.00—54.99	35	$6,450,661.93	1.57%	7.933%	353	52.52%	582
55.00—59.99	38	$9,248,453.48	2.25%	7.935%	357	57.26%	603
60.00—64.99	63	$13,621,552.85	3.31%	7.755%	355	63.01%	594
65.00—69.99	83	$19,397,578.52	4.72%	7.745%	355	67.51%	589
70.00—74.99	123	$29,286,445.57	7.12%	8.027%	355	72.34%	599
75.00—79.99	193	$46,391,871.01	11.28%	7.839%	356	76.96%	602
80.00—84.99	532	$134,845,534.95	32.79%	7.796%	356	80.39%	641
85.00—89.99	210	$50,867,554.11	12.37%	8.172%	356	86.03%	613
90.00—94.99	195	$52,174,648.64	12.69%	8.434%	355	90.31%	629
95.00—99.99	100	$20,779,574.73	5.05%	9.206%	348	95.19%	639
= 100.00	213	$18,885,085.97	4.59%	10.976%	266	100.00%	659
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01—49.99	63	$9,336,727.89	2.27%	7.801%	352	39.88%	595
50.00—54.99	34	$6,176,139.21	1.50%	7.835%	353	52.58%	585
55.00—59.99	39	$9,522,976.20	2.32%	7.999%	357	57.24%	601
60.00—64.99	63	$13,621,552.85	3.31%	7.755%	355	63.02%	594
65.00—69.99	82	$19,206,017.32	4.67%	7.741%	355	67.49%	588
70.00—74.99	116	$27,807,427.64	6.76%	8.040%	355	72.30%	597
75.00—79.99	166	$40,949,749.06	9.96%	7.828%	356	76.96%	594
80.00—84.99	210	$50,850,284.92	12.36%	8.159%	355	81.03%	608
85.00—89.99	205	$50,672,274.76	12.32%	8.159%	356	86.07%	613
90.00—94.99	194	$52,397,211.91	12.74%	8.358%	355	90.42%	631
95.00—99.99	125	$27,261,516.78	6.63%	8.951%	350	95.67%	640
= 100.00	551	$103,483,811.11	25.16%	8.228%	340	100.00%	661
Total	1,848	$411,285,689.65	100.00%	8.164%	351	84.45%	623

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
180	148	$11,258,016.34	2.74%	11.176%	176	96.53%	660
240	17	$1,607,826.94	0.39%	9.649%	237	83.42%	617
300	1	$60,849.95	0.01%	9.550%	297	100.00%	755
360	1,682	$398,358,996.42	96.86%	8.072%	356	79.49%	621
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
121—180	148	$11,258,016.34	2.74%	11.176%	176	96.53%	660
181—240	17	$1,607,826.94	0.39%	9.649%	237	83.42%	617
241—300	1	$60,849.95	0.01%	9.550%	297	100.00%	755
301—360	1,682	$398,358,996.42	96.86%	8.072%	356	79.49%	621
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 0.00	2	$433,673.44	0.11%	7.994%	356	78.94%	613
0.01—20.00	38	$8,281,678.46	2.01%	8.077%	356	77.66%	623
20.01—25.00	39	$7,024,844.22	1.71%	7.963%	356	76.52%	636
25.01—30.00	105	$17,968,706.18	4.37%	8.080%	350	74.15%	614
30.01—35.00	206	$42,887,879.48	10.43%	8.023%	348	78.57%	627
35.01—40.00	262	$54,426,482.07	13.23%	8.140%	352	79.28%	621
40.01—45.00	418	$91,051,027.03	22.14%	8.261%	350	81.04%	627
45.01—50.00	565	$133,570,799.16	32.48%	8.241%	351	81.99%	627
50.01—55.00	213	$55,640,599.61	13.53%	8.017%	353	77.82%	604
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM—2 Yr/6 Mth	625	$125,094,424.91	30.42%	8.585%	356	79.95%	605
ARM—2 Yr/6 Mth IO	227	$70,464,380.79	17.13%	7.496%	356	80.92%	655
ARM—3 Yr/6 Mth	14	$3,038,232.48	0.74%	8.619%	356	77.22%	560
ARM—3 Yr/6 Mth IO	11	$2,762,491.58	0.67%	7.428%	357	79.47%	641
ARM—5 Yr/6 Mth	3	$411,116.20	0.10%	8.492%	356	70.66%	588
ARM—5 Yr/6 Mth IO	1	$159,997.08	0.04%	7.250%	350	80.00%	623
Balloon—15 Year	136	$10,158,373.48	2.47%	11.493%	176	99.44%	664
Balloon—2 Yr/6 Mnth	361	$106,254,746.38	25.83%	8.226%	357	81.59%	611
Balloon—3 Yr/6 Mnth	9	$2,590,933.89	0.63%	7.584%	356	75.63%	634
Balloon—30 Year	77	$21,232,720.80	5.16%	7.258%	357	76.29%	642
Balloon—5 Yr/6 Mnth	2	$732,846.51	0.18%	7.448%	357	90.00%	613
Fixed—15 Year	11	$1,036,642.86	0.25%	8.108%	176	68.41%	624
Fixed—15 Year IO	1	$63,000.00	0.02%	10.500%	176	90.00%	675
Fixed—20 Year	17	$1,607,826.94	0.39%	9.649%	237	83.42%	617
Fixed—25 Year	1	$60,849.95	0.01%	9.550%	297	100.00%	755
Fixed—30 Year	331	$58,735,080.98	14.28%	7.820%	357	74.87%	628
Fixed—30 Year IO	21	$6,882,024.82	1.67%	7.208%	357	75.17%	651
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Only	261	$80,331,894.27	19.53%	7.471%	356	80.38%	654
Not Interest Only	1,587	$330,953,795.38	80.47%	8.332%	350	79.87%	615
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
N/A	1,587	$330,953,795.38	80.47%	8.332%	350	79.87%	615
24	4	$1,580,242.00	0.38%	6.891%	352	78.68%	694
36	1	$113,400.00	0.03%	6.000%	357	76.62%	663
60	255	$78,468,297.45	19.08%	7.483%	356	80.39%	653
120	1	$169,954.82	0.04%	8.000%	356	95.00%	759
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
N/A	519	$107,216,729.43	26.07%	8.596%	349	80.89%	616
6	3	$452,274.01	0.11%	8.927%	357	87.09%	619
12	80	$23,334,576.73	5.67%	8.404%	352	80.26%	639
24	840	$186,051,818.93	45.24%	8.230%	351	81.47%	622
36	405	$93,850,772.12	22.82%	7.481%	353	75.87%	627
60	1	$379,518.43	0.09%	6.650%	357	80.00%	631
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
First Lien	1,634	$395,558,792.57	96.18%	8.034%	356	79.20%	621
Second Lien	214	$15,726,897.08	3.82%	11.424%	232	99.43%	665
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full	987	$207,738,465.26	50.51%	7.890%	352	78.52%	606
Limited	102	$19,380,107.45	4.71%	8.069%	349	82.58%	632
Stated	759	$184,167,116.94	44.78%	8.482%	350	81.34%	640
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Cash-Out Refi	1,113	$268,398,311.46	65.26%	8.076%	354	78.12%	611
Purchase	590	$112,720,321.07	27.41%	8.408%	344	84.36%	654
Rate/Term Refi	145	$30,167,057.12	7.33%	8.033%	353	80.07%	610
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Condominium	125	$26,212,291.61	6.37%	8.387%	350	82.56%	636
Planned Unit Development	240	$56,498,881.80	13.74%	8.237%	350	80.78%	621
Single Family	1,343	$290,347,481.75	70.60%	8.125%	351	79.75%	620
Two to Four Family	140	$38,227,034.49	9.29%	8.192%	350	78.71%	633
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investor	143	$28,566,362.14	6.95%	8.686%	354	81.70%	658
Owner-Occupied	1,699	$381,329,999.92	92.72%	8.124%	351	79.83%	620
Second Home	6	$1,389,327.59	0.34%	8.385%	357	83.20%	637
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Adj Rate Mortgage	1,253	$311,509,169.82	75.74%	8.194%	356	80.67%	618
Fixed Rate Mortgage	595	$99,776,519.83	24.26%	8.067%	334	77.79%	636
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	13	$3,177,379.74	1.02%	7.890%	354	82.38%	627
5.000—5.999	1,111	$282,737,723.34	90.76%	8.144%	356	80.72%	621
6.000—6.999	108	$21,973,979.69	7.05%	8.710%	355	80.70%	582
>= 7.000	21	$3,620,087.05	1.16%	9.255%	354	75.28%	600
Total	1,253	$311,509,169.82	100.00%	8.194%	356	80.67%	618

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
6.000—6.499	25	$7,891,706.09	2.53%	6.253%	357	77.47%	657
6.500—6.999	120	$35,573,617.81	11.42%	6.804%	356	78.14%	650
7.000—7.499	124	$36,050,070.30	11.57%	7.237%	356	79.63%	640
7.500—7.999	242	$67,111,032.45	21.54%	7.746%	356	79.51%	626
8.000—8.499	193	$47,845,766.57	15.36%	8.241%	356	80.94%	619
8.500—8.999	223	$52,570,004.46	16.88%	8.739%	356	81.23%	608
9.000—9.499	117	$25,182,433.58	8.08%	9.226%	356	85.07%	598
9.500—9.999	120	$23,452,263.67	7.53%	9.737%	356	81.99%	572
10.000—10.499	47	$8,396,527.73	2.70%	10.266%	356	85.50%	586
10.500—10.999	32	$6,268,388.61	2.01%	10.652%	357	82.60%	576
11.000—11.499	8	$1,012,023.66	0.32%	11.212%	356	73.38%	532
11.500—11.999	2	$155,334.89	0.05%	11.620%	355	93.72%	583
Total	1,253	$311,509,169.82	100.00%	8.194%	356	80.67%	618

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.000—11.499	24	$7,441,706.09	2.39%	6.259%	357	77.70%	660
11.500—11.999	54	$16,155,233.32	5.19%	6.805%	357	75.88%	635
12.000—12.499	64	$20,858,156.38	6.70%	7.253%	357	80.42%	631
12.500—12.999	137	$41,434,381.82	13.30%	7.677%	356	78.49%	619
13.000—13.499	100	$29,400,834.99	9.44%	8.140%	357	81.09%	617
13.500—13.999	198	$51,738,182.94	16.61%	8.051%	356	80.05%	621
14.000—14.499	137	$31,620,315.84	10.15%	8.240%	356	79.82%	615
14.500—14.999	206	$47,965,881.08	15.40%	8.588%	356	81.28%	611
15.000—15.499	114	$23,579,319.43	7.57%	8.766%	356	82.39%	615
15.500—15.999	106	$22,614,171.12	7.26%	9.298%	356	82.17%	607
16.000—16.499	60	$11,464,199.55	3.68%	9.458%	356	88.36%	616
16.500—16.999	33	$4,727,347.39	1.52%	9.808%	355	88.26%	592
17.000—17.499	15	$1,939,364.86	0.62%	10.481%	356	86.17%	584
17.500—17.999	4	$381,476.62	0.12%	10.990%	355	92.87%	629
18.000—18.499	1	$188,598.39	0.06%	11.050%	357	80.00%	508
Total	1,253	$311,509,169.82	100.00%	8.194%	356	80.67%	618

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	103	$22,632,722.20	7.27%	8.386%	354	81.86%	618
1.725	1	$263,252.79	0.08%	8.525%	356	80.00%	633
2.000	683	$184,537,091.28	59.24%	8.252%	357	79.93%	609
2.060	1	$386,868.57	0.12%	8.300%	357	90.00%	602
3.000	464	$103,629,788.41	33.27%	8.049%	356	81.71%	634
3.300	1	$59,446.57	0.02%	9.950%	358	85.00%	590
Total	1,253	$311,509,169.82	100.00%	8.194%	356	80.67%	618

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	1,246	$309,766,888.75	99.44%	8.195%	356	80.71%	618
1.500	6	$1,189,208.63	0.38%	8.617%	353	76.99%	600
2.000	1	$553,072.44	0.18%	6.750%	356	69.38%	536
Total	1,253	$311,509,169.82	100.00%	8.194%	356	80.67%	618

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
4/1/2007	1	$165,630.67	0.05%	9.675%	355	95.00%	712
10/1/2007	1	$113,653.39	0.04%	6.850%	349	85.00%	682
11/1/2007	4	$745,873.70	0.24%	8.291%	350	78.33%	602
12/1/2007	12	$2,737,957.47	0.88%	7.660%	351	82.83%	645
1/1/2008	13	$4,250,906.25	1.36%	7.779%	352	82.28%	634
2/1/2008	21	$4,175,910.84	1.34%	8.513%	353	78.42%	598
3/1/2008	58	$12,118,266.86	3.89%	8.524%	354	83.12%	623
4/1/2008	200	$39,805,783.59	12.78%	8.147%	355	81.87%	632
5/1/2008	236	$58,731,404.08	18.85%	8.269%	356	80.51%	617
6/1/2008	590	$161,913,895.88	51.98%	8.234%	357	80.49%	611
7/1/2008	77	$17,054,269.35	5.47%	7.718%	358	79.63%	650
2/1/2009	2	$281,162.82	0.09%	9.029%	353	84.19%	594
3/1/2009	3	$932,034.14	0.30%	8.633%	354	78.77%	553
4/1/2009	2	$526,371.78	0.17%	7.757%	355	70.93%	713
5/1/2009	7	$1,083,007.68	0.35%	8.357%	356	82.31%	597
6/1/2009	18	$5,199,020.43	1.67%	7.658%	357	76.35%	609
7/1/2009	2	$370,061.10	0.12%	7.617%	358	80.00%	661
11/1/2010	1	$159,997.08	0.05%	7.250%	350	80.00%	623
4/1/2011	1	$204,053.87	0.07%	8.000%	355	65.00%	626
5/1/2011	1	$278,694.80	0.09%	8.195%	356	90.00%	635
6/1/2011	2	$207,062.33	0.07%	8.976%	357	76.23%	551
7/1/2011	1	$454,151.71	0.15%	6.990%	358	90.00%	600
Total	1,253	$311,509,169.82	100.00%	8.194%	356	80.67%	618

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Alabama	1	$187,069.85	0.05%	8.750%	357	90.00%	621
Arizona	24	$5,228,013.83	1.27%	8.189%	347	85.23%	648
California	509	$161,080,381.79	39.17%	7.866%	350	79.00%	632
Colorado	62	$10,867,596.08	2.64%	8.000%	350	84.39%	634
Connecticut	43	$8,090,168.14	1.97%	8.260%	354	81.98%	616
Delaware	4	$664,965.52	0.16%	8.180%	357	83.59%	580
District of Columbia	2	$494,543.11	0.12%	7.750%	357	65.30%	578
Florida	410	$75,368,018.99	18.32%	8.275%	351	79.35%	617
Georgia	21	$3,703,167.35	0.90%	9.206%	353	85.77%	606
Hawaii	6	$1,727,367.84	0.42%	8.105%	357	73.56%	618
Idaho	2	$538,530.15	0.13%	8.180%	356	85.00%	574
Illinois	148	$28,990,641.56	7.05%	8.586%	352	81.51%	619
Indiana	14	$1,472,171.27	0.36%	8.897%	345	84.38%	599
Iowa	3	$204,450.23	0.05%	8.965%	357	79.59%	608
Kentucky	5	$693,163.16	0.17%	8.327%	356	83.54%	610
Louisiana	7	$589,744.79	0.14%	9.113%	337	86.67%	567
Maine	5	$1,061,241.02	0.26%	9.213%	355	73.83%	572
Maryland	70	$16,192,772.65	3.94%	8.391%	355	79.40%	595
Massachusetts	13	$3,804,464.71	0.93%	8.960%	342	82.98%	641
Michigan	34	$3,828,102.33	0.93%	8.646%	350	83.47%	647
Minnesota	3	$480,448.20	0.12%	7.971%	355	84.55%	624
Mississippi	2	$127,711.27	0.03%	9.092%	357	85.00%	606
Missouri	8	$1,323,841.56	0.32%	8.316%	352	83.67%	604
Nebraska	4	$280,225.76	0.07%	8.443%	355	84.73%	688
Nevada	36	$8,206,700.13	2.00%	8.151%	346	79.25%	630
New Hampshire	1	$156,874.59	0.04%	8.625%	356	85.00%	557
New Jersey	42	$9,050,381.17	2.20%	8.417%	353	79.84%	602
New Mexico	6	$1,380,388.13	0.34%	7.910%	357	76.54%	577
New York	76	$21,672,478.14	5.27%	8.161%	353	77.99%	630
North Carolina	24	$2,697,635.62	0.66%	8.734%	347	84.61%	608
Ohio	10	$855,581.64	0.21%	8.802%	356	88.73%	625
Oklahoma	21	$1,663,761.42	0.40%	8.447%	346	85.46%	628
Oregon	20	$4,800,356.67	1.17%	8.322%	352	85.86%	622
Pennsylvania	34	$4,376,259.47	1.06%	8.871%	357	83.45%	592
Rhode Island	1	$308,591.84	0.08%	6.500%	357	47.54%	551
South Carolina	12	$1,377,881.76	0.34%	9.376%	351	80.54%	576
Tennessee	6	$717,698.62	0.17%	9.112%	338	78.87%	569
Texas	38	$4,217,891.84	1.03%	8.973%	340	81.81%	614
Utah	7	$1,244,288.66	0.30%	8.182%	343	80.95%	579
Vermont	1	$216,519.52	0.05%	8.990%	356	76.14%	578
Virginia	71	$13,242,564.84	3.22%	8.293%	354	79.20%	601
Washington	27	$5,887,826.15	1.43%	7.580%	345	84.36%	653
West Virginia	9	$1,602,309.82	0.39%	8.033%	357	75.92%	599
Wisconsin	6	$610,898.46	0.15%	9.483%	357	80.54%	569
Total	1,848	$411,285,689.65	100.00%	8.164%	351	79.97%	623

Mortgage Loan Statistics—Group I

		Minimum	Maximum
Scheduled Principal Balance	$223,273,799	$24,978	$622,588
Average Scheduled Principal Balance	$194,999
Number of Mortgage Loans	1,145

Weighted Average Gross Coupon	8.241%	6.000%	12.750%
Weighted Average FICO Score	611	500	797
Weighted Average Original LTV	78.34%	10.43%	100.00%
Weighted Average Combined Original LTV	80.72%	10.43%	100.00%
Weighted Average DTI	42.82%	20.20%	55.00%

Weighted Average Original Term	358 months	180 months	360 months
Weighted Average Stated Remaining Term	354 months	176 months	358 months
Weighted Average Seasoning	4 months	2 months	10 months

Weighted Average Gross Margin	5.634%	2.770%	7.990%
Weighted Average Minimum Interest Rate	8.398%	6.000%	11.625%
Weighted Average Maximum Interest Rate	14.030%	11.000%	18.050%
Weighted Average Initial Rate Cap	2.214%	1.000%	3.300%
Weighted Average Subsequent Rate Cap	1.003%	1.000%	1.500%
Weighted Average Months to Roll	21 months	14 months	57 months

Maturity Date		May 1,2021	July 1,2036
Maximum Zip Code Concentration	0.83%	90011

Adj Rate Mortgage	75.74%	Full	55.37%
Fixed Rate Mortgage	24.26%	Limited	3.15%
		Stated	41.48%
ARM—2 Yr/6 Mth	39.30%
ARM—2 Yr/6 Mth IO	6.37%	Cash-Out Refi	80.05%
ARM—3 Yr/6 Mth	0.84%	Purchase	11.36%
ARM—3 Yr/6 Mth IO	0.70%	Rate/Term Refi	8.60%
ARM—5 Yr/6 Mth	0.18%
Balloon—15 Year	0.78%	Condominium	5.85%
Balloon—2 Yr/6 Mnth	27.56%	Planned Unit Development	11.45%
Balloon—3 Yr/6 Mnth	0.66%	Single Family	71.20%
Balloon—30 Year	5.04%	Two to Four Family	11.50%
Balloon—5 Yr/6 Mnth	0.12%
Fixed—15 Year	0.17%	Investor	9.66%
Fixed—20 Year	0.50%	Owner-Occupied	89.72%
Fixed—25 Year	0.03%	Second Home	0.62%
Fixed—30 Year	17.75%
		First Lien	98.18%
Not Interest Only	92.93%	Second Lien	1.82%
Interest Only	7.07%
		Top 5 Locations:
Prepay Penalty: N/A	30.83%	California	28.63%
Prepay Penalty: 6 months	0.09%	Florida	21.21%
Prepay Penalty: 12 months	3.18%	Illinois	10.65%
Prepay Penalty: 24 months	41.63%	Maryland	5.23%
Prepay Penalty: 36 months	24.27%	New York	4.63%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—50,000.00	36	$1,512,139.98	0.68%	10.327%	322	83.14%	632
50,000.01—100,000.00	169	$12,928,931.06	5.79%	9.249%	341	81.04%	613
100,000.01—150,000.00	225	$28,148,166.77	12.61%	8.543%	350	76.57%	598
150,000.01—200,000.00	230	$40,179,170.62	18.00%	8.298%	355	77.27%	602
200,000.01—250,000.00	178	$39,854,613.38	17.85%	8.160%	357	76.62%	607
250,000.01—300,000.00	128	$35,048,599.45	15.70%	8.090%	356	77.95%	609
300,000.01—350,000.00	79	$25,409,203.84	11.38%	7.895%	355	79.28%	616
350,000.01—400,000.00	62	$23,144,238.68	10.37%	8.080%	357	81.79%	623
400,000.01—450,000.00	26	$10,770,842.74	4.82%	7.665%	356	79.04%	629
450,000.01—500,000.00	5	$2,416,369.61	1.08%	8.408%	357	80.62%	646
500,000.01—550,000.00	4	$2,109,629.70	0.94%	7.788%	357	84.36%	658
550,000.01—600,000.00	2	$1,129,304.85	0.51%	9.326%	357	79.89%	581
600,000.01—650,000.00	1	$622,587.99	0.28%	7.450%	357	80.00%	686
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
6.000—6.499	18	$5,169,514.22	2.32%	6.257%	357	75.69%	655
6.500—6.999	133	$30,924,264.80	13.85%	6.777%	355	72.42%	642
7.000—7.499	108	$24,070,067.72	10.78%	7.262%	357	76.02%	624
7.500—7.999	206	$43,569,719.49	19.51%	7.757%	356	77.34%	621
8.000—8.499	154	$31,565,024.39	14.14%	8.237%	356	78.57%	609
8.500—8.999	195	$37,862,885.48	16.96%	8.758%	355	80.29%	597
9.000—9.499	98	$17,449,539.24	7.82%	9.239%	356	82.73%	592
9.500—9.999	106	$17,478,193.21	7.83%	9.719%	355	79.46%	573
10.000—10.499	39	$6,137,488.82	2.75%	10.266%	350	83.93%	582
10.500—10.999	41	$5,396,035.01	2.42%	10.652%	337	84.79%	577
11.000—11.499	26	$2,293,925.07	1.03%	11.238%	323	87.73%	603
11.500—11.999	12	$857,324.13	0.38%	11.774%	304	98.41%	628
12.000—12.499	8	$374,908.79	0.17%	12.232%	241	99.92%	618
12.500—12.999	1	$124,908.30	0.06%	12.750%	177	100.00%	631
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
500—524	75	$12,927,974.54	5.79%	9.184%	355	72.11%	514
525—549	134	$26,138,774.27	11.71%	8.980%	355	72.53%	538
550—574	140	$27,275,355.18	12.22%	8.648%	356	76.39%	564
575—599	157	$31,459,840.81	14.09%	8.113%	355	78.16%	587
600—624	185	$34,306,045.53	15.37%	8.039%	354	79.86%	611
625—649	189	$37,232,922.08	16.68%	7.887%	353	80.07%	637
650—674	129	$24,763,906.04	11.09%	7.944%	352	80.00%	660
675—699	62	$13,698,044.66	6.14%	7.848%	355	81.36%	685
>= 700	74	$15,470,935.56	6.93%	7.865%	352	84.30%	735
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—49.99	48	$6,819,240.25	3.05%	7.917%	350	39.98%	588
50.00—54.99	29	$4,866,544.20	2.18%	7.999%	352	52.40%	583
55.00—59.99	28	$5,931,647.40	2.66%	8.019%	357	57.27%	587
60.00—64.99	53	$10,967,876.52	4.91%	7.800%	357	62.84%	590
65.00—69.99	67	$12,597,119.87	5.64%	7.925%	354	67.28%	585
70.00—74.99	102	$21,324,170.72	9.55%	8.093%	354	72.19%	595
75.00—79.99	136	$28,489,128.89	12.76%	7.980%	357	77.02%	593
80.00—84.99	275	$56,362,804.26	25.24%	8.040%	356	80.42%	627
85.00—89.99	151	$31,884,824.61	14.28%	8.376%	356	85.84%	606
90.00—94.99	127	$26,714,041.80	11.96%	8.468%	356	90.11%	627
95.00—99.99	62	$11,348,355.58	5.08%	9.229%	351	95.14%	642
= 100.00	67	$5,968,044.57	2.67%	10.553%	308	100.00%	653
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01—49.99	48	$6,819,240.25	3.05%	7.917%	350	40.00%	588
50.00—54.99	29	$4,866,544.20	2.18%	7.999%	352	52.40%	583
55.00—59.99	28	$5,931,647.40	2.66%	8.019%	357	57.27%	587
60.00—64.99	53	$10,967,876.52	4.91%	7.800%	357	62.84%	590
65.00—69.99	66	$12,405,558.67	5.56%	7.921%	354	67.24%	584
70.00—74.99	97	$20,715,427.25	9.28%	8.112%	354	72.21%	593
75.00—79.99	121	$26,237,230.94	11.75%	7.973%	357	76.97%	589
80.00—84.99	154	$32,539,184.52	14.57%	8.292%	356	80.72%	603
85.00—89.99	151	$32,689,303.65	14.64%	8.335%	356	85.87%	608
90.00—94.99	126	$27,057,204.74	12.12%	8.419%	356	90.14%	629
95.00—99.99	72	$13,543,418.97	6.07%	9.061%	352	95.49%	639
= 100.00	200	$29,501,161.56	13.21%	8.326%	346	100.00%	657
Total	1,145	$223,273,798.67	100.00%	8.241%	354	80.72%	611

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
180	26	$2,123,241.49	0.95%	10.636%	177	90.50%	645
240	10	$1,113,459.94	0.50%	8.716%	237	76.06%	596
300	1	$60,849.95	0.03%	9.550%	297	100.00%	755
360	1,108	$219,976,247.29	98.52%	8.215%	356	78.23%	610
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
121—180	26	$2,123,241.49	0.95%	10.636%	177	90.50%	645
181—240	10	$1,113,459.94	0.50%	8.716%	237	76.06%	596
241—300	1	$60,849.95	0.03%	9.550%	297	100.00%	755
301—360	1,108	$219,976,247.29	98.52%	8.215%	356	78.23%	610
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
20.01—25.00	25	$4,349,289.90	1.95%	7.994%	357	74.69%	625
25.01—30.00	68	$10,545,972.94	4.72%	8.123%	352	71.32%	604
30.01—35.00	135	$25,232,414.69	11.30%	8.046%	354	77.17%	618
35.01—40.00	167	$29,447,826.56	13.19%	8.418%	355	78.12%	609
40.01—45.00	252	$49,938,169.07	22.37%	8.252%	354	79.23%	617
45.01—50.00	358	$74,155,021.14	33.21%	8.292%	355	80.66%	613
50.01—55.00	140	$29,605,104.37	13.26%	8.160%	353	75.26%	591
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM—2 Yr/6 Mth	489	$87,753,846.44	39.30%	8.682%	356	78.80%	597
ARM—2 Yr/6 Mth IO	58	$14,220,005.40	6.37%	7.459%	356	81.70%	670
ARM—3 Yr/6 Mth	10	$1,874,308.16	0.84%	8.808%	356	77.62%	557
ARM—3 Yr/6 Mth IO	6	$1,569,524.20	0.70%	7.349%	357	79.95%	670
ARM—5 Yr/6 Mth	3	$411,116.20	0.18%	8.492%	356	70.66%	588
Balloon—15 Year	22	$1,738,278.57	0.78%	11.199%	177	99.42%	655
Balloon—2 Yr/6 Mnth	254	$61,534,981.68	27.56%	8.242%	357	80.23%	602
Balloon—3 Yr/6 Mnth	6	$1,466,220.91	0.66%	7.686%	356	75.54%	595
Balloon—30 Year	51	$11,242,280.55	5.04%	7.313%	357	72.99%	632
Balloon—5 Yr/6 Mnth	1	$278,694.80	0.12%	8.195%	356	90.00%	635
Fixed—15 Year	4	$384,962.92	0.17%	8.096%	177	50.23%	603
Fixed—20 Year	10	$1,113,459.94	0.50%	8.716%	237	76.06%	596
Fixed—25 Year	1	$60,849.95	0.03%	9.550%	297	100.00%	755
Fixed—30 Year	230	$39,625,268.95	17.75%	7.688%	357	74.15%	626
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Only	64	$15,789,529.60	7.07%	7.448%	356	81.53%	670
Not Interest Only	1,081	$207,484,269.07	92.93%	8.301%	354	78.10%	606
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
N/A	1,081	$207,484,269.07	92.93%	8.301%	354	78.10%	606
36	1	$113,400.00	0.05%	6.000%	357	76.62%	663
60	63	$15,676,129.60	7.02%	7.458%	356	81.56%	670
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
N/A	360	$68,828,399.87	30.83%	8.612%	353	79.42%	607
6	2	$204,774.01	0.09%	9.201%	357	87.40%	591
12	32	$7,106,304.89	3.18%	8.437%	356	75.36%	615
24	486	$92,947,297.11	41.63%	8.375%	355	79.85%	605
36	265	$54,187,022.79	24.27%	7.510%	354	74.72%	624
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
First Lien	1,084	$219,212,217.93	98.18%	8.187%	356	77.95%	610
Second Lien	61	$4,061,580.74	1.82%	11.129%	266	99.11%	660
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full	673	$123,637,150.98	55.37%	8.016%	354	77.24%	597
Limited	41	$7,027,298.23	3.15%	8.206%	356	82.37%	622
Stated	431	$92,609,349.46	41.48%	8.544%	354	79.50%	628
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Cash-Out Refi	858	$178,724,642.84	80.05%	8.202%	354	77.13%	605
Purchase	177	$25,357,501.03	11.36%	8.591%	355	85.50%	648
Rate/Term Refi	110	$19,191,654.80	8.60%	8.142%	353	80.12%	611
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Condominium	69	$13,062,307.00	5.85%	8.458%	356	79.91%	626
Planned Unit Development	128	$25,558,886.01	11.45%	8.215%	355	78.81%	615
Single Family	853	$158,977,003.49	71.20%	8.215%	354	78.27%	607
Two to Four Family	95	$25,675,602.17	11.50%	8.317%	354	77.47%	624
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investor	107	$21,559,990.76	9.66%	8.743%	356	80.67%	649
Owner-Occupied	1,032	$200,324,480.32	89.72%	8.186%	354	78.05%	606
Second Home	6	$1,389,327.59	0.62%	8.385%	357	83.20%	637
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Adj Rate Mortgage	827	$169,108,697.79	75.74%	8.398%	356	79.53%	605
Fixed Rate Mortgage	318	$54,165,100.88	24.26%	7.749%	347	74.62%	627
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	5	$1,242,257.47	0.73%	8.532%	356	86.80%	621
5.000—5.999	724	$149,264,602.86	88.27%	8.328%	357	79.44%	609
6.000—6.999	83	$15,608,433.15	9.23%	8.915%	355	81.07%	574
>= 7.000	15	$2,993,404.31	1.77%	9.159%	354	73.20%	603
Total	827	$169,108,697.79	100.00%	8.398%	356	79.53%	605

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
6.000—6.499	14	$3,886,822.11	2.30%	6.260%	357	78.41%	654
6.500—6.999	62	$14,248,583.88	8.43%	6.832%	356	76.68%	644
7.000—7.499	58	$14,377,827.21	8.50%	7.276%	356	77.64%	625
7.500—7.999	143	$31,958,403.97	18.90%	7.762%	356	78.05%	620
8.000—8.499	125	$26,682,577.56	15.78%	8.243%	356	79.18%	606
8.500—8.999	171	$33,992,312.04	20.10%	8.759%	356	80.85%	597
9.000—9.499	91	$16,426,080.33	9.71%	9.233%	356	82.97%	592
9.500—9.999	92	$16,249,178.14	9.61%	9.723%	356	79.52%	569
10.000—10.499	37	$5,906,838.00	3.49%	10.266%	356	83.31%	580
10.500—10.999	24	$4,212,716.00	2.49%	10.623%	357	81.68%	557
11.000—11.499	8	$1,012,023.66	0.60%	11.212%	356	73.38%	532
11.500—11.999	2	$155,334.89	0.09%	11.620%	355	93.72%	583
Total	827	$169,108,697.79	100.00%	8.398%	356	79.53%	605

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.000—11.499	14	$3,886,822.11	2.30%	6.260%	357	78.41%	654
11.500—11.999	35	$8,606,434.28	5.09%	6.835%	357	75.11%	634
12.000—12.499	36	$10,133,767.67	5.99%	7.283%	357	78.77%	623
12.500—12.999	87	$20,542,113.72	12.15%	7.731%	357	76.63%	610
13.000—13.499	69	$16,534,401.95	9.78%	8.205%	357	79.23%	605
13.500—13.999	136	$28,024,737.38	16.57%	8.345%	357	79.16%	603
14.000—14.499	81	$15,158,843.95	8.96%	8.625%	356	77.87%	592
14.500—14.999	133	$25,926,232.68	15.33%	8.795%	356	79.90%	600
15.000—15.499	76	$13,832,236.64	8.18%	8.863%	356	81.19%	603
15.500—15.999	76	$13,812,479.02	8.17%	9.399%	356	82.31%	594
16.000—16.499	45	$7,177,690.29	4.24%	9.527%	356	86.09%	607
16.500—16.999	24	$3,643,300.32	2.15%	9.821%	355	86.12%	588
17.000—17.499	12	$1,493,775.47	0.88%	10.572%	356	84.29%	573
17.500—17.999	2	$147,263.92	0.09%	11.364%	355	87.58%	566
18.000—18.499	1	$188,598.39	0.11%	11.050%	357	80.00%	508
Total	827	$169,108,697.79	100.00%	8.398%	356	79.53%	605

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	63	$12,197,848.51	7.21%	8.560%	354	79.54%	601
1.725	1	$263,252.79	0.16%	8.525%	356	80.00%	633
2.000	492	$107,809,611.59	63.75%	8.386%	357	78.52%	598
2.060	1	$386,868.57	0.23%	8.300%	357	90.00%	602
3.000	269	$48,391,669.76	28.62%	8.384%	356	81.69%	622
3.300	1	$59,446.57	0.04%	9.950%	358	85.00%	590
Total	827	$169,108,697.79	100.00%	8.398%	356	79.53%	605

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	824	$168,238,737.77	99.49%	8.398%	356	79.56%	605
1.500	3	$869,960.02	0.51%	8.490%	352	74.65%	595
Total	827	$169,108,697.79	100.00%	8.398%	356	79.53%	605

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
4/1/2007	1	$165,630.67	0.10%	9.675%	355	95.00%	712
11/1/2007	1	$197,794.55	0.12%	6.625%	350	80.00%	649
12/1/2007	8	$1,484,419.75	0.88%	8.373%	351	84.39%	604
1/1/2008	4	$911,926.35	0.54%	8.768%	352	73.64%	615
2/1/2008	15	$2,903,770.78	1.72%	8.564%	353	78.58%	593
3/1/2008	34	$6,547,823.93	3.87%	8.642%	354	82.64%	609
4/1/2008	118	$19,441,971.19	11.50%	8.473%	355	81.88%	627
5/1/2008	159	$30,966,372.84	18.31%	8.566%	356	79.02%	602
6/1/2008	415	$92,749,656.39	54.85%	8.364%	357	79.18%	600
7/1/2008	46	$8,139,467.07	4.81%	7.933%	358	78.23%	622
3/1/2009	3	$932,034.14	0.55%	8.633%	354	78.77%	553
4/1/2009	1	$92,374.20	0.05%	8.375%	355	80.00%	670
5/1/2009	6	$997,680.62	0.59%	8.266%	356	81.23%	599
6/1/2009	11	$2,740,872.16	1.62%	7.733%	357	75.93%	619
7/1/2009	1	$147,092.15	0.09%	7.150%	358	80.00%	641
4/1/2011	1	$204,053.87	0.12%	8.000%	355	65.00%	626
5/1/2011	1	$278,694.80	0.16%	8.195%	356	90.00%	635
6/1/2011	2	$207,062.33	0.12%	8.976%	357	76.23%	551
Total	827	$169,108,697.79	100.00%	8.398%	356	79.53%	605

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Alabama	1	$187,069.85	0.08%	8.750%	357	90.00%	621
Arizona	8	$1,571,173.18	0.70%	8.157%	357	85.25%	637
California	231	$63,917,086.62	28.63%	7.872%	354	76.07%	618
Colorado	39	$7,157,408.45	3.21%	7.663%	356	82.97%	647
Connecticut	26	$4,288,197.03	1.92%	8.321%	356	79.51%	604
Delaware	4	$664,965.52	0.30%	8.180%	357	83.59%	580
District of Columbia	2	$494,543.11	0.22%	7.750%	357	65.30%	578
Florida	263	$47,351,415.52	21.21%	8.297%	355	77.41%	605
Georgia	16	$2,499,461.66	1.12%	9.074%	356	82.94%	589
Hawaii	3	$566,180.34	0.25%	7.263%	357	62.69%	659
Idaho	2	$538,530.15	0.24%	8.180%	356	85.00%	574
Illinois	127	$23,774,343.40	10.65%	8.570%	352	81.01%	618
Indiana	13	$1,418,202.32	0.64%	8.878%	344	84.16%	597
Iowa	3	$204,450.23	0.09%	8.965%	357	79.59%	608
Kentucky	3	$366,095.09	0.16%	8.964%	356	89.88%	600
Louisiana	5	$530,500.08	0.24%	8.768%	355	85.18%	560
Maine	4	$528,131.51	0.24%	9.706%	357	62.63%	535
Maryland	55	$11,679,255.65	5.23%	8.552%	355	77.49%	590
Massachusetts	8	$2,235,833.77	1.00%	9.133%	338	85.40%	634
Michigan	19	$1,837,664.89	0.82%	8.602%	353	79.55%	632
Minnesota	3	$480,448.20	0.22%	7.971%	355	84.55%	624
Mississippi	1	$73,799.83	0.03%	7.990%	357	85.00%	647
Missouri	4	$509,559.84	0.23%	9.516%	356	88.19%	567
Nebraska	1	$92,038.79	0.04%	7.300%	355	80.00%	664
Nevada	14	$2,918,480.52	1.31%	8.028%	357	77.27%	624
New Hampshire	1	$156,874.59	0.07%	8.625%	356	85.00%	557
New Jersey	33	$6,444,125.57	2.89%	8.627%	355	78.24%	593
New Mexico	5	$1,055,388.13	0.47%	8.405%	357	80.10%	566
New York	46	$10,342,246.21	4.63%	8.343%	357	76.04%	612
North Carolina	13	$1,565,452.88	0.70%	8.280%	356	82.52%	613
Ohio	10	$855,581.64	0.38%	8.802%	356	88.73%	625
Oklahoma	15	$1,238,850.50	0.55%	8.551%	356	86.70%	627
Oregon	15	$3,169,134.23	1.42%	8.133%	357	85.69%	617
Pennsylvania	28	$2,792,151.52	1.25%	8.961%	356	80.72%	589
Rhode Island	1	$308,591.84	0.14%	6.500%	357	47.54%	551
South Carolina	6	$942,915.53	0.42%	9.594%	356	79.91%	562
Tennessee	6	$717,698.62	0.32%	9.112%	338	78.87%	569
Texas	21	$2,285,598.68	1.02%	8.829%	355	78.94%	616
Utah	4	$983,749.34	0.44%	7.993%	356	79.69%	566
Virginia	55	$8,928,831.08	4.00%	8.196%	354	78.05%	599
Washington	18	$3,543,245.53	1.59%	7.833%	353	85.84%	635
West Virginia	8	$1,504,701.45	0.67%	7.930%	357	75.33%	595
Wisconsin	5	$553,825.78	0.25%	9.435%	357	79.57%	575
Total	1,145	$223,273,798.67	100.00%	8.241%	354	78.34%	611

Mortgage Loan Statistics—Group II

		Minimum	Maximum
Scheduled Principal Balance	$188,011,891	$17,962	$1,200,000
Average Scheduled Principal Balance	$267,442
Number of Mortgage Loans	703

Weighted Average Gross Coupon	8.072%	5.990%	14.990%
Weighted Average FICO Score	637	0	793
Weighted Average Original LTV	81.92%	21.57%	100.00%
Weighted Average Combined Original LTV	88.89%	21.57%	100.00%
Weighted Average DTI	41.84%	0.00%	55.00%

Weighted Average Original Term	351 months	180 months	360 months
Weighted Average Stated Remaining Term	347 months	169 months	358 months
Weighted Average Seasoning	4 months	2 months	11 months

Weighted Average Gross Margin	5.562%	2.740%	9.490%
Weighted Average Minimum Interest Rate	7.952%	6.000%	10.990%
Weighted Average Maximum Interest Rate	13.816%	11.000%	17.990%
Weighted Average Initial Rate Cap	2.315%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.005%	1.000%	2.000%
Weighted Average Months to Roll	21 months	13 months	58 months

Maturity Date		October 1,2020	July 1,2036
Maximum Zip Code Concentration	1.05%	92679

Adj Rate Mortgage	75.74%	Full	44.73%
Fixed Rate Mortgage	24.26%	Limited	6.57%
		Stated	48.70%
ARM—2 Yr/6 Mth	19.86%
ARM—2 Yr/6 Mth IO	29.92%	Cash-Out Refi	47.70%
ARM—3 Yr/6 Mth	0.62%	Purchase	46.47%
ARM—3 Yr/6 Mth IO	0.63%	Rate/Term Refi	5.84%
ARM—5 Yr/6 Mth IO	0.09%
Balloon—15 Year	4.48%	Condominium	6.99%
Balloon—2 Yr/6 Mnth	23.79%	Planned Unit Development	16.46%
Balloon—3 Yr/6 Mnth	0.60%	Single Family	69.87%
Balloon—30 Year	5.31%	Two to Four Family	6.68%
Balloon—5 Yr/6 Mnth	0.24%
Fixed—15 Year	0.35%	Investor	3.73%
Fixed—15 Year IO	0.03%	Owner-Occupied	96.27%
Fixed—20 Year	0.26%
Fixed—30 Year	10.16%	First Lien	93.80%
Fixed—30 Year IO	3.66%	Second Lien	6.20%

Not Interest Only	65.67%	Top 5 Locations:
Interest Only	34.33%	California	51.68%
		Florida	14.90%
Prepay Penalty: N/A	20.42%	New York	6.03%
Prepay Penalty: 6 months	0.13%	Nevada	2.81%
Prepay Penalty: 12 months	8.63%	Illinois	2.77%
Prepay Penalty: 24 months	49.52%
Prepay Penalty: 36 months	21.10%
Prepay Penalty: 60 months	0.20%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—50,000.00	51	$1,790,762.47	0.95%	11.629%	212	96.94%	641
50,000.01—100,000.00	101	$7,631,370.72	4.06%	10.791%	261	92.37%	644
100,000.01—150,000.00	94	$11,795,881.67	6.27%	9.253%	310	84.16%	641
150,000.01—200,000.00	74	$13,070,739.55	6.95%	8.538%	345	81.36%	628
200,000.01—250,000.00	61	$13,605,478.68	7.24%	7.837%	353	78.67%	644
250,000.01—300,000.00	59	$16,300,636.71	8.67%	7.537%	356	80.36%	636
300,000.01—350,000.00	44	$14,300,929.82	7.61%	7.616%	356	81.39%	644
350,000.01—400,000.00	43	$16,081,982.29	8.55%	7.788%	356	79.06%	643
400,000.01—450,000.00	41	$17,641,443.74	9.38%	7.542%	356	80.51%	643
450,000.01—500,000.00	49	$23,225,086.54	12.35%	7.664%	356	81.69%	641
500,000.01—550,000.00	32	$16,716,118.20	8.89%	7.727%	357	82.16%	628
550,000.01—600,000.00	18	$10,278,625.98	5.47%	8.180%	356	82.93%	616
600,000.01—650,000.00	14	$8,854,345.89	4.71%	8.093%	356	82.11%	645
650,000.01—700,000.00	11	$7,530,747.71	4.01%	8.249%	357	87.87%	637
700,000.01—750,000.00	5	$3,654,682.13	1.94%	7.854%	357	85.84%	618
750,000.01—800,000.00	2	$1,528,475.40	0.81%	8.058%	357	80.38%	599
850,000.01—900,000.00	1	$898,936.02	0.48%	6.900%	357	75.00%	588
900,000.01—950,000.00	1	$911,640.82	0.48%	7.350%	357	85.00%	624
950,000.01—1,000,000.00	1	$994,006.64	0.53%	7.500%	357	68.62%	547
>= 1,000,000.01	1	$1,200,000.00	0.64%	8.850%	357	57.14%	657
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500—5.999	1	$403,000.00	0.21%	5.990%	357	69.48%	745
6.000—6.499	13	$4,840,318.88	2.57%	6.274%	357	78.43%	665
6.500—6.999	102	$37,052,481.12	19.71%	6.769%	356	77.16%	653
7.000—7.499	80	$26,119,553.07	13.89%	7.223%	356	80.29%	645
7.500—7.999	125	$40,942,456.91	21.78%	7.729%	354	80.08%	632
8.000—8.499	80	$24,146,991.90	12.84%	8.235%	355	82.43%	633
8.500—8.999	63	$20,839,080.80	11.08%	8.707%	356	81.47%	628
9.000—9.499	32	$9,321,546.88	4.96%	9.222%	353	89.00%	611
9.500—9.999	37	$7,974,203.27	4.24%	9.777%	353	86.81%	584
10.000—10.499	19	$3,368,454.13	1.79%	10.246%	332	88.12%	602
10.500—10.999	31	$4,091,230.84	2.18%	10.732%	289	90.32%	647
11.000—11.499	35	$3,015,796.61	1.60%	11.225%	234	99.47%	682
11.500—11.999	33	$2,588,945.10	1.38%	11.750%	230	99.37%	658
12.000—12.499	21	$1,465,586.85	0.78%	12.165%	240	96.16%	628
12.500—12.999	19	$1,220,354.43	0.65%	12.728%	191	100.00%	627
13.000—13.499	6	$287,674.46	0.15%	13.203%	226	99.00%	604
13.500—13.999	1	$33,929.73	0.02%	13.500%	173	100.00%	626
>= 14.000	5	$300,286.00	0.16%	14.747%	174	100.00%	664
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 399	1	$123,231.73	0.07%	8.650%	355	80.00%	0
500—524	14	$2,952,232.73	1.57%	9.436%	357	71.16%	516
525—549	21	$7,519,074.49	4.00%	8.676%	355	74.35%	539
550—574	22	$7,311,356.39	3.89%	8.479%	357	81.49%	566
575—599	93	$26,986,754.80	14.35%	8.211%	354	79.84%	588
600—624	140	$39,003,339.50	20.75%	7.970%	352	83.00%	612
625—649	148	$36,007,333.15	19.15%	7.997%	343	82.64%	639
650—674	106	$26,354,297.37	14.02%	8.017%	342	81.92%	661
675—699	72	$17,190,583.68	9.14%	8.068%	340	84.29%	685
>= 700	86	$24,563,687.14	13.06%	7.779%	342	83.49%	732
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01—49.99	15	$2,517,487.64	1.34%	7.486%	356	39.57%	613
50.00—54.99	6	$1,584,117.73	0.84%	7.732%	356	52.88%	581
55.00—59.99	10	$3,316,806.08	1.76%	7.787%	356	57.26%	631
60.00—64.99	10	$2,653,676.33	1.41%	7.572%	348	63.75%	608
65.00—69.99	16	$6,800,458.65	3.62%	7.412%	357	67.95%	595
70.00—74.99	21	$7,962,274.85	4.23%	7.851%	356	72.74%	609
75.00—79.99	57	$17,902,742.12	9.52%	7.615%	355	76.87%	617
80.00—84.99	257	$78,482,730.69	41.74%	7.620%	355	80.37%	651
85.00—89.99	59	$18,982,729.50	10.10%	7.829%	355	86.34%	624
90.00—94.99	68	$25,460,606.84	13.54%	8.399%	354	90.51%	631
95.00—99.99	38	$9,431,219.15	5.02%	9.179%	344	95.25%	636
= 100.00	146	$12,917,041.40	6.87%	11.172%	246	100.00%	662
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01—49.99	15	$2,517,487.64	1.34%	7.486%	356	39.57%	613
50.00—54.99	5	$1,309,595.01	0.70%	7.225%	356	53.25%	592
55.00—59.99	11	$3,591,328.80	1.91%	7.968%	356	57.17%	623
60.00—64.99	10	$2,653,676.33	1.41%	7.572%	348	63.76%	608
65.00—69.99	16	$6,800,458.65	3.62%	7.412%	357	67.95%	595
70.00—74.99	19	$7,092,000.39	3.77%	7.832%	356	72.56%	608
75.00—79.99	45	$14,712,518.12	7.83%	7.570%	354	76.93%	602
80.00—84.99	56	$18,311,100.40	9.74%	7.923%	354	81.57%	616
85.00—89.99	54	$17,982,971.11	9.56%	7.839%	355	86.42%	623
90.00—94.99	68	$25,340,007.17	13.48%	8.292%	354	90.73%	634
95.00—99.99	53	$13,718,097.81	7.30%	8.843%	348	95.85%	641
= 100.00	351	$73,982,649.55	39.35%	8.189%	337	100.00%	662
Total	703	$188,011,890.98	100.00%	8.072%	347	88.89%	637

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
180	122	$9,134,774.85	4.86%	11.301%	176	97.93%	664
240	7	$494,367.00	0.26%	11.752%	236	100.00%	664
360	574	$178,382,749.13	94.88%	7.896%	356	81.04%	635
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
121—180	122	$9,134,774.85	4.86%	11.301%	176	97.93%	664
181—240	7	$494,367.00	0.26%	11.752%	236	100.00%	664
301—360	574	$178,382,749.13	94.88%	7.896%	356	81.04%	635
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 0.00	2	$433,673.44	0.23%	7.994%	356	78.94%	613
0.01—20.00	38	$8,281,678.46	4.40%	8.077%	356	77.66%	623
20.01—25.00	14	$2,675,554.32	1.42%	7.913%	356	79.49%	653
25.01—30.00	37	$7,422,733.24	3.95%	8.017%	346	78.17%	629
30.01—35.00	71	$17,655,464.79	9.39%	7.990%	341	80.56%	639
35.01—40.00	95	$24,978,655.51	13.29%	7.813%	349	80.66%	635
40.01—45.00	166	$41,112,857.96	21.87%	8.272%	345	83.22%	639
45.01—50.00	207	$59,415,778.02	31.60%	8.177%	346	83.65%	645
50.01—55.00	73	$26,035,495.24	13.85%	7.854%	353	80.73%	620
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM—2 Yr/6 Mth	136	$37,340,578.47	19.86%	8.355%	356	82.66%	623
ARM—2 Yr/6 Mth IO	169	$56,244,375.39	29.92%	7.505%	356	80.72%	651
ARM—3 Yr/6 Mth	4	$1,163,924.32	0.62%	8.314%	357	76.57%	565
ARM—3 Yr/6 Mth IO	5	$1,192,967.38	0.63%	7.531%	356	78.84%	604
ARM—5 Yr/6 Mth IO	1	$159,997.08	0.09%	7.250%	350	80.00%	623
Balloon—15 Year	114	$8,420,094.91	4.48%	11.554%	176	99.44%	666
Balloon—2 Yr/6 Mnth	107	$44,719,764.70	23.79%	8.205%	357	83.46%	622
Balloon—3 Yr/6 Mnth	3	$1,124,712.98	0.60%	7.450%	356	75.76%	685
Balloon—30 Year	26	$9,990,440.25	5.31%	7.196%	357	80.01%	653
Balloon—5 Yr/6 Mnth	1	$454,151.71	0.24%	6.990%	358	90.00%	600
Fixed—15 Year	7	$651,679.94	0.35%	8.115%	175	79.15%	636
Fixed—15 Year IO	1	$63,000.00	0.03%	10.500%	176	90.00%	675
Fixed—20 Year	7	$494,367.00	0.26%	11.752%	236	100.00%	664
Fixed—30 Year	101	$19,109,812.03	10.16%	8.093%	356	76.37%	634
Fixed—30 Year IO	21	$6,882,024.82	3.66%	7.208%	357	75.17%	651
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Only	197	$64,542,364.67	34.33%	7.476%	356	80.10%	650
Not Interest Only	506	$123,469,526.31	65.67%	8.383%	343	82.86%	630
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
N/A	506	$123,469,526.31	65.67%	8.383%	343	82.86%	630
24	4	$1,580,242.00	0.84%	6.891%	352	78.68%	694
60	192	$62,792,167.85	33.40%	7.490%	356	80.10%	648
120	1	$169,954.82	0.09%	8.000%	356	95.00%	759
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
N/A	159	$38,388,329.56	20.42%	8.568%	342	83.51%	632
6	1	$247,500.00	0.13%	8.700%	357	86.84%	642
12	48	$16,228,271.84	8.63%	8.390%	349	82.41%	649
24	354	$93,104,521.82	49.52%	8.085%	347	83.08%	639
36	140	$39,663,749.33	21.10%	7.441%	353	77.43%	631
60	1	$379,518.43	0.20%	6.650%	357	80.00%	631
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
First Lien	550	$176,346,574.64	93.80%	7.843%	356	80.75%	635
Second Lien	153	$11,665,316.34	6.20%	11.526%	220	99.54%	667
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full	314	$84,101,314.28	44.73%	7.706%	350	80.39%	619
Limited	61	$12,352,809.22	6.57%	7.991%	345	82.70%	637
Stated	328	$91,557,767.48	48.70%	8.419%	345	83.21%	653
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Cash-Out Refi	255	$89,673,668.62	47.70%	7.824%	353	80.09%	622
Purchase	413	$87,362,820.04	46.47%	8.355%	340	84.04%	656
Rate/Term Refi	35	$10,975,402.32	5.84%	7.842%	353	79.98%	606
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Condominium	56	$13,149,984.61	6.99%	8.317%	343	85.19%	645
Planned Unit Development	112	$30,939,995.79	16.46%	8.255%	346	82.40%	626
Single Family	490	$131,370,478.26	69.87%	8.017%	348	81.54%	637
Two to Four Family	45	$12,551,432.32	6.68%	7.935%	342	81.24%	652
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investor	36	$7,006,371.38	3.73%	8.510%	347	84.87%	686
Owner-Occupied	667	$181,005,519.60	96.27%	8.055%	347	81.80%	635
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Adj Rate Mortgage	426	$142,400,472.03	75.74%	7.952%	356	82.03%	633
Fixed Rate Mortgage	277	$45,611,418.95	24.26%	8.445%	319	81.56%	647
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	8	$1,935,122.27	1.36%	7.477%	352	79.55%	631
5.000—5.999	387	$133,473,120.48	93.73%	7.939%	356	82.16%	635
6.000—6.999	25	$6,365,546.54	4.47%	8.209%	355	79.78%	602
>= 7.000	6	$626,682.74	0.44%	9.710%	352	85.23%	587
Total	426	$142,400,472.03	100.00%	7.952%	356	82.03%	633

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
6.000—6.499	11	$4,004,883.98	2.81%	6.246%	357	76.57%	660
6.500—6.999	58	$21,325,033.93	14.98%	6.786%	356	79.11%	653
7.000—7.499	66	$21,672,243.09	15.22%	7.211%	356	80.95%	649
7.500—7.999	99	$35,152,628.48	24.69%	7.732%	356	80.84%	631
8.000—8.499	68	$21,163,189.01	14.86%	8.238%	356	83.16%	634
8.500—8.999	52	$18,577,692.42	13.05%	8.703%	356	81.93%	629
9.000—9.499	26	$8,756,353.25	6.15%	9.213%	356	88.99%	609
9.500—9.999	28	$7,203,085.53	5.06%	9.770%	356	87.55%	580
10.000—10.499	10	$2,489,689.73	1.75%	10.266%	356	90.72%	602
10.500—10.999	8	$2,055,672.61	1.44%	10.713%	356	84.50%	615
Total	426	$142,400,472.03	100.00%	7.952%	356	82.03%	633

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.000—11.499	10	$3,554,883.98	2.50%	6.259%	357	76.92%	668
11.500—11.999	19	$7,548,799.04	5.30%	6.770%	357	76.76%	637
12.000—12.499	28	$10,724,388.71	7.53%	7.224%	357	81.97%	640
12.500—12.999	50	$20,892,268.10	14.67%	7.625%	356	80.32%	628
13.000—13.499	31	$12,866,433.04	9.04%	8.057%	356	83.49%	632
13.500—13.999	62	$23,713,445.56	16.65%	7.705%	356	81.11%	642
14.000—14.499	56	$16,461,471.89	11.56%	7.885%	356	81.61%	636
14.500—14.999	73	$22,039,648.40	15.48%	8.345%	356	82.89%	624
15.000—15.499	38	$9,747,082.79	6.84%	8.628%	356	84.09%	631
15.500—15.999	30	$8,801,692.10	6.18%	9.140%	356	81.95%	629
16.000—16.499	15	$4,286,509.26	3.01%	9.341%	356	92.16%	630
16.500—16.999	9	$1,084,047.07	0.76%	9.765%	355	95.46%	608
17.000—17.499	3	$445,589.39	0.31%	10.179%	354	92.46%	623
17.500—17.999	2	$234,212.70	0.16%	10.755%	354	96.20%	668
Total	426	$142,400,472.03	100.00%	7.952%	356	82.03%	633

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	40	$10,434,873.69	7.33%	8.183%	354	84.58%	638
2.000	191	$76,727,479.69	53.88%	8.063%	357	81.90%	624
3.000	195	$55,238,118.65	38.79%	7.755%	356	81.72%	646
Total	426	$142,400,472.03	100.00%	7.952%	356	82.03%	633

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	422	$141,528,150.98	99.39%	7.955%	356	82.08%	634
1.500	3	$319,248.61	0.22%	8.962%	353	83.37%	613
2.000	1	$553,072.44	0.39%	6.750%	356	69.38%	536
Total	426	$142,400,472.03	100.00%	7.952%	356	82.03%	633

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
10/1/2007	1	$113,653.39	0.08%	6.850%	349	85.00%	682
11/1/2007	3	$548,079.15	0.38%	8.892%	350	77.73%	586
12/1/2007	4	$1,253,537.72	0.88%	6.815%	351	80.97%	692
1/1/2008	9	$3,338,979.90	2.34%	7.509%	352	84.63%	639
2/1/2008	6	$1,272,140.06	0.89%	8.396%	353	78.05%	610
3/1/2008	24	$5,570,442.93	3.91%	8.385%	354	83.69%	641
4/1/2008	82	$20,363,812.40	14.30%	7.835%	355	81.85%	638
5/1/2008	77	$27,765,031.24	19.50%	7.939%	356	82.17%	634
6/1/2008	175	$69,164,239.49	48.57%	8.059%	357	82.24%	626
7/1/2008	31	$8,914,802.28	6.26%	7.522%	358	80.90%	676
2/1/2009	2	$281,162.82	0.20%	9.029%	353	84.19%	594
4/1/2009	1	$433,997.58	0.30%	7.625%	355	69.00%	722
5/1/2009	1	$85,327.06	0.06%	9.425%	356	95.00%	581
6/1/2009	7	$2,458,148.27	1.73%	7.575%	357	76.81%	597
7/1/2009	1	$222,968.95	0.16%	7.925%	358	80.00%	675
11/1/2010	1	$159,997.08	0.11%	7.250%	350	80.00%	623
7/1/2011	1	$454,151.71	0.32%	6.990%	358	90.00%	600
Total	426	$142,400,472.03	100.00%	7.952%	356	82.03%	633

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Arizona	16	$3,656,840.65	1.95%	8.202%	342	85.22%	653
California	278	$97,163,295.17	51.68%	7.862%	348	80.93%	641
Colorado	23	$3,710,187.63	1.97%	8.649%	338	87.13%	609
Connecticut	17	$3,801,971.11	2.02%	8.191%	352	84.75%	630
Florida	147	$28,016,603.47	14.90%	8.236%	345	82.64%	637
Georgia	5	$1,203,705.69	0.64%	9.480%	348	91.63%	640
Hawaii	3	$1,161,187.50	0.62%	8.516%	357	78.85%	597
Illinois	21	$5,216,298.16	2.77%	8.661%	351	83.76%	627
Indiana	1	$53,968.95	0.03%	9.390%	357	90.00%	648
Kentucky	2	$327,068.07	0.17%	7.614%	356	76.44%	620
Louisiana	2	$59,244.71	0.03%	12.204%	171	100.00%	629
Maine	1	$533,109.51	0.28%	8.725%	354	84.92%	609
Maryland	15	$4,513,517.00	2.40%	7.973%	356	84.36%	609
Massachusetts	5	$1,568,630.94	0.83%	8.715%	347	79.52%	651
Michigan	15	$1,990,437.44	1.06%	8.687%	347	87.09%	660
Mississippi	1	$53,911.44	0.03%	10.600%	357	85.00%	551
Missouri	4	$814,281.72	0.43%	7.565%	349	80.83%	627
Nebraska	3	$188,186.97	0.10%	9.003%	356	87.04%	699
Nevada	22	$5,288,219.61	2.81%	8.218%	340	80.34%	634
New Jersey	9	$2,606,255.60	1.39%	7.897%	347	83.79%	623
New Mexico	1	$325,000.00	0.17%	6.300%	357	65.00%	613
New York	30	$11,330,231.93	6.03%	7.994%	350	79.78%	646
North Carolina	11	$1,132,182.74	0.60%	9.362%	335	87.50%	602
Oklahoma	6	$424,910.92	0.23%	8.143%	318	81.84%	630
Oregon	5	$1,631,222.44	0.87%	8.690%	342	86.19%	632
Pennsylvania	6	$1,584,107.95	0.84%	8.712%	357	88.27%	598
South Carolina	6	$434,966.23	0.23%	8.905%	341	81.91%	606
Texas	17	$1,932,293.16	1.03%	9.143%	322	85.21%	612
Utah	3	$260,539.32	0.14%	8.896%	295	85.73%	630
Vermont	1	$216,519.52	0.12%	8.990%	356	76.14%	578
Virginia	16	$4,313,733.76	2.29%	8.494%	353	81.57%	605
Washington	9	$2,344,580.62	1.25%	7.197%	333	82.14%	682
West Virginia	1	$97,608.37	0.05%	9.625%	357	85.00%	670
Wisconsin	1	$57,072.68	0.03%	9.950%	357	90.00%	512
Total	703	$188,011,890.98	100.00%	8.072%	347	81.92%	637